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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                FORM 8-K/A

                              (AMENDMENT NO. 1)


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  March 8, 2002


                                US UNWIRED INC.
            (Exact name of registrant as specified in its charter)


          Louisiana                     000-22003              72-1457316
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(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
      of incorporation)                                     Identification No.)


          901 Lakeshore Drive
        Lake Charles, Louisiana                                   70601
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(Address of principal executive offices)                        (Zip Code)


                                (337) 436-9000
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             (Registrant's telephone number, including area code)



                                Not applicable.
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         (Former name or former address, if changed since last report)

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Explanatory Note:

     This Form 8-K/A is filed to fill in the date on which it was signed.


Item 2.  Acquisition or Disposition of Assets

     On March 8, 2002, US Unwired Inc. ("USU") completed its acquisition of Georgia PCS Management, LLC ("Ga PCS") pursuant to the Agreement and Plan of Merger dated as of February 8, 2002 (the "Merger Agreement") by and among USU, Saints Sub, LLC, a wholly-owned direct subsidiary of USU ("Merger Sub"), and Ga PCS. Pursuant to the Merger Agreement, Merger Sub was merged with and into Ga PCS (the "Merger"), with Ga PCS surviving as a wholly-owned direct subsidiary of USU. As a result of the Merger, each outstanding membership unit of Ga PCS was converted into a fraction of a share of class A common stock, par value $0.01 per share, of USU ("USU Common Stock") in accordance with the terms and conditions of the Merger Agreement (the "Exchange Ratio"). An aggregate of 5,395,615 shares of USU Common Stock are being issued in exchange for the outstanding Ga PCS membership units and the cancellation of certain outstanding options to acquire Ga PCS membership units. Of the 5,395,615 shares of USU Common Stock being issued in the Merger, 1,100,000 shares are being held in escrow pursuant to the terms and conditions of an escrow agreement by and among The Bank of New York, as escrow agent, USU and a representative of the former members of Ga PCS to satisfy the obligations of the former members of Ga PCS to indemnify USU against any claims made by USU following the Merger. The Exchange Ratio was determined through negotiations between USU and Ga PCS. There were no material relationships between Ga PCS, on the one hand, and USU, any of USU's affiliates, directors or officers or any associate of such directors or officers, on the other hand, prior to the consummation of the Merger.

     In connection with the Merger, USU repaid approximately $55.0 million of indebtedness and other obligations of Ga PCS and entered into an Amended and Restated Credit Agreement dated as of March 8, 2002 (the "Amended and Restated Credit Agreement") by and among USU, as borrower, CoBank, ACB, as administrative agent and a lender, First Union Securities, Inc., as syndication agent and a co-arranger, The Bank of New York, as documentation agent and a lender, BNY Capital Markets, Inc., as a co-arranger, First Union National Bank, as a lender, General Electric Capital Corporation, as co-documentation agent and a lender, and the other lenders referred to therein, to provide for up to $80,000,000 in revolving loans and up to $90,000,000 in term loans. The credit facility is secured by all of the assets of USU and its subsidiaries (other than property owned by IWO Holdings, Inc ("IWO"); USU expects to acquire IWO in early April 2002). A portion of the proceeds of the credit facility were used to finance the acquisition of Ga PCS and to fund the build-out of USU's system. The credit facility matures in 2008. At March 20, 2002, USU had $80,000,000 available under the facility.

     Copies of the Merger Agreement and the Amended and Restated Credit Agreement are filed herewith as exhibits and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

     The following exhibits are filed with this Current Report:

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
    Exhibit No.        Description
    -----------        -----------
        2.1            Agreement and Plan of Merger dated as of February 8, 2002
                       by and among US Unwired Inc., Saints Sub, LLC and Georgia
                       PCS Management, LLC.

        4.1            Amended and Restated Credit Agreement dated as of March
                       8, 2002 by and among USU, as borrower, CoBank, ACB, as administrative agent and a lender, First Union
                       Securities, Inc., as syndication agent and a co-arranger, The Bank of New York, as documentation agent and a lender, BNY Capital Markets, Inc., as a co-arranger, First Union National Bank, as a lender, General Electric
                       Capital Corporation, as co-documentation agent and a lender, and the other lenders referred to therein.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         US UNWIRED INC.
                                         (Registrant)


Date:  March 22, 2002               By:  /s/ Thomas G. Henning

                                         ----------------------------------
                                         Thomas G. Henning
                                         General Counsel and Corporate Secretary

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                                 EXHIBIT INDEX

    Exhibit No.        Description
    -----------        -----------
        2.1            Agreement and Plan of Merger dated as of February 8, 2002
                       by and among US Unwired Inc., Saints Sub, LLC and Georgia
                       PCS Management, LLC.

        4.1            Amended and Restated Credit Agreement dated as of March
                       8, 2002 by and among USU, as borrower, CoBank, ACB, as administrative agent and a lender, First Union
                       Securities, Inc., as syndication agent and a co-arranger, The Bank of New York, as documentation agent and a lender, BNY Capital Markets, Inc., as a co-arranger, First Union National Bank, as a lender, General Electric
                       Capital Corporation, as co-documentation agent and a lender, and the other lenders referred to therein.

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